UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2009

San Juan Basin Royalty Trust
(Exact name of registrant as specified in the Amended and Restated San Juan Basin Royalty Trust Indenture)

Texas (State or other jurisdiction of incorporation or organization)	1-8032 (Commission File Number)	75-6279898 (I.R.S. Employer Identification Number)

Compass Bank, Trust Department 2525 Ridgmar Boulevard, Suite 100 Fort Worth, Texas (Address of principal executive offices)	76116 (Zip Code)
Registrant’s telephone number, including area code: (866) 809-4553
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On April 20, 2009, the San Juan Basin Royalty Trust (the “Trust”) issued a press release (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1, announcing, among other things, a monthly cash distribution to the holders of its units of beneficial interest of $286,391.63 or $0.006145 per unit, based principally upon production during the month of February 2009.
Item 8.01 Other Events.
     The Press Release issued by the Trust also announced that Burlington Resources Oil & Gas Company LP (“BROG”), the operator of the properties from which the Trust’s royalty is carved (the “Underlying Properties”), entered into four new contracts effective April 1, 2009 for the sale of all gas produced from the Underlying Properties (other than the gas covered by the pre-existing contract with New Mexico Gas Company, Inc.). The purchasers under the new contracts are Chevron Natural Gas, a division of Chevron, USA, Inc., Pacific Gas and Electric Company, BP Energy Company and Macquarie Cook Energy LLC. All of the new contracts as well as the New Mexico Gas Company contract provide for (i) the delivery of such gas at various delivery points through March 31, 2011 and from year-to-year thereafter, until terminated by either party on 12 months’ notice; and (ii) the sale of such gas at prices which fluctuate in accordance with the published indices for gas sold in the San Juan Basin of northwestern New Mexico.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press release, dated April 20, 2009.
     In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANK, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)
By:	/s/ Lee Ann Anderson
Lee Ann Anderson
Vice President and Senior Trust Officer

Date: April 21, 2009
(The Trust has no directors or executive officers.)